UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 12, 2019
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Sunrun Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
225 Bush Street, Suite 1400
San Francisco, California 94104
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 12, 2019, Sunrun Inc. (the “Company” or “Sunrun”) and certain of its subsidiaries entered into Amendment No. 7 (the "Amendment") to the Company's $250 million syndicated working capital facility dated as of April 1, 2015, as amended from time to time (the "Credit Facility") with the lenders thereto. The Amendment:
(i) extends the maturity date of the Credit Facility to April 1, 2022 from its current maturity date of April 1, 2020;
(ii) modifies various provisions of the Credit Facility in order to:
(a) permit Sunrun to finance inventory on a non-recourse basis, consistent with the Company's investment tax credit safe harbor strategy,
(b) allow certain of the Company’s subsidiaries to incur up to $75,000,000 in indebtedness related to repurchase transactions, thereby facilitating Sunrun's increased issuance of securitization notes, and
(c) provide credit in the borrowing base calculation for recurring incentive revenues and restricted cash;
(iii) increases the minimum interest coverage ratio from 3.0:1.0 to 3.5:1.0; and
(iv) increases the minimum required quarter-end unencumbered cash balance from $30,000,000 to $35,000,000.
Other terms of the Credit Facility remain substantially the same.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2019.

Item 2.02 Results of Operations and Financial Condition.
On November 12, 2019, the Company issued a press release announcing its financial results for the quarter ended September 30, 2019. In the press release, the Company also announced that it would be holding a conference call on November 12, 2019 to discuss its financial results for the quarter ended September 30, 2019. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information related to the transaction described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 8.01 Other Events.
Stock Repurchase Program Authorization
On November 12, 2019, the Company announced that its board of directors had approved a stock repurchase program authorizing the Company to repurchase up to $50 million of its common stock from time to time over the next three years. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as the Company considers appropriate and in accordance with applicable regulations of the Securities and Exchange Commission. The timing of repurchases and the number of shares repurchased will depend on a variety of factors including price, regulatory requirements, and other market conditions. The Company may limit, amend, suspend, or terminate the stock repurchase program at any time without prior notice. Any shares repurchased under the program will be returned to the status of authorized, but unissued shares of common stock.
Disclosure Channels to Disseminate Information
The Company disseminates information to the public about the Company, its products, services and other matters through various channels, including the Company’s investor relations website (http://investors.sunrun.com),

SEC filings, press releases, public conference calls and webcasts, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public through these channels, as such information could be deemed to be material information.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Sunrun Inc. dated November 12, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele General Counsel

Date: November 12, 2019